EXHIBIT 10.1

CONSULTING AGREEMENT

Confidential information has been omitted in places marked “*****”

THIS CONSULTING AGREEMENT is effective as of November 1, 2020 ("Effective Date"), between Centrus Energy Corp., a Delaware corporation, the principal office of which is located at One Democracy Center, 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817 (hereinafter referred to as "Centrus" or “Corporation”), and Mr. Elmer Dyke, an individual residing at ***** (hereinafter referred to as "Consultant").

IN CONSIDERATION of the mutual promises set forth herein, the parties hereby agree as follows:

1.This Consulting Agreement shall be effective as of the Effective Date and shall expire on December 31, 2020, unless sooner terminated pursuant to the terms hereof.

1.At the request of Centrus, Consultant shall perform the following work and services (“Services”):

Services are of an advisory nature, which may include, but not limited to:
–Transition of duties
–Development of material on a variety of issues that may impact the Company.

1.Centrus shall compensate Consultant at a rate of $**** per hour for the time actually spent in the performance of the Services. The rate includes all costs of operation, including benefits, overhead, and all applicable taxes. Centrus shall reimburse Consultant for reasonable and necessary travel expenses incurred by Consultant in performance of the Services in accordance with Centrus’ travel expense policy. No other expenses shall be reimbursed unless agreed in writing in advance by the Buyer designated in Section 8. Consultant shall not expend any time or incur any expense which would result in an obligation of the Corporation to pay or reimburse the Consultant for Services which, when aggregated with all amounts paid, or required to be paid, by the Corporation hereunder, would exceed the Ceiling Price. The Ceiling Price for this Consulting Agreement is $**** and may be increased only by written amendment to this Consulting Agreement signed by the Buyer as provided in Section 8.

4. Consultant shall expend its best professional efforts to perform this Consulting Agreement with all due diligence, economy and efficiency, in accordance with this agreement and applicable law and regulations.

5. The Consultant Agreement Terms and Conditions Form UE-319 (Centrus)(9/30/14) is incorporated herein by reference and made a part of this Consulting Agreement as if set forth herein.

6. This Consulting Agreement is to be governed by the laws of the State of Maryland.

7. The whole and entire agreement of the parties is set forth in this Consulting Agreement (including Form UE-319), and the parties are not bound by any agreements, understandings, statements or conditions other than those expressly set forth herein.

8. This Consulting Agreement may not be changed or modified in any manner except by a writing mutually agreed by the authorized representatives of the parties or their respective successors and permitted assigns. Consultant acknowledges and agrees that only Mr. Philip Strawbridge. Senior Vice President and Chief Financial Officer ("Buyer") is authorized to bind CENTRUS regarding assignment of any work, any changes or modifications to this Consulting Agreement or to approve payments or the reimbursement of expenses pursuant to this Consulting Agreement.

9. Any notice, request, demand, claim or other communication related to this Consulting Agreement shall be in writing and delivered by hand or transmitted by telecopier, registered mail (postage prepaid), or overnight courier to the other party at the following address:

If to CENTRUS: Centrus Energy Corp.
6901 Rockledge Drive
Suite 800
Bethesda, MD 20817
Attn: Philip Strawbridge, Senior Vice President and CFO

If to Consultant: Elmer Dyke
****

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

Centrus Energy Corp. Elmer Dyke

By: _____/s/ Philip Strawbridge_____ ___/s/ Elmer Dyke______________
Philip Strawbridge
Senior Vice President,
Chief Financial Officer, Chief
Administrative Officer, and Treasurer